UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

(b) Departure of Director. On November 20, 2007, Lawrence S. Lewin advised Medco Health Solutions, Inc. (the “Company”) of his resignation from the Company’s Board of Directors, effective immediately. Mr. Lewin has been a member of the Company’s Board of Directors since August 2003 and was a member of the Company’s Corporate Governance and Nominating Committee at the time of his resignation. Mr. Lewin has advised the Company that his resignation is not a result of any disagreement relating to the Company’s operations, policies or practices.

(d) Election of Directors. On November 20, 2007, the Board of Directors of the Company elected Myrtle S. Potter and William L. Roper, MD, MPH to its Board of Directors effective as of December 10, 2007. Ms. Potter has been elected as a Class I director and her term will expire at the 2010 Annual Meeting of Shareholders. Dr. Roper has been elected as a Class III director and his term will expire at the 2009 Annual Meeting of Shareholders.

The Board of Directors has not yet appointed Ms. Potter or Dr. Roper to any committee. The Board of Directors will consider the independence of Ms. Potter or Dr. Roper under the New York Stock Exchange listing standards and the Company’s corporate governance guidelines at the next regularly-scheduled meeting of the Board of Directors.

A copy of the related press release is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: November 21, 2007	By:	/s/ David S. Machlowitz
David S. Machlowitz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 20, 2007